Exhibit 4.1

DISCOUNT COUPONS CORPORATION NOTE PURCHASE AGREEMENT

THIS  NOTE PURCHASE AGREEMENT (“Agreement”) is made as of August 28, 2012, by and among Discount Coupons Corporation, a Florida corporation (“Company”), whose address is 5584 Rio Vista Dr., Clearwater, Florida 33760 and each of the lenders (each individually a “Lender,” and collectively the “Lenders”) executing a counterpart copy of this Agreement.  Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to them in Section 1 below.

WHEREAS, each of the Lenders intends to fund a term loan to Company (individually, a “Loan” and collectively, the “Loans”), which Loans shall be funded by cash from such Lender to the Company; the initial closing of the Loans shall occur upon acceptance of the initial Agreement for the funding of a Loan.  The Company will issue up to $1,500,000 in principal amount of Loans and the offering of the Notes and Warrants called for hereunder shall extend until the earliest of issuance of $1,500,000 of Loans, August 28, 2013 or such date as the Company elects to terminate the offering hereunder.

WHEREAS, the Lenders are willing to effect the funding of their respective Loans, the proceeds of which shall be applied toward working capital of the Company.

WHEREAS, the parties wish to provide for the sale and issuance of the Notes, as that term is defined herein and in the form attached hereto as Exhibit A, and detached Warrants, in the form attached hereto as Exhibit B in return for the provision by the Lenders of the Consideration to the Company on the terms and subject to the conditions set forth in this Agreement.

WHEREAS, the Company is nominally capitalized, having issued as of the date first set forth above 10,994,823 shares of Common Stock and promissory notes aggregating $447,500 in the original principal amount.  In addition, the Company has issued options to purchase 1,324,408 shares of Common Stock pursuant to its 2011 stock option plan and to purchase 1,191,968 shares of Common Stock pursuant to its 2012 stock option plan through the date first set forth above (of which only 66,221 options have been exercised through the date first set forth above.  NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.	Definitions.

(a)	“Aggregate Loan Amount” shall mean Notes with an aggregate principal amount of up to $1,500,000.

(b)	“Common Stock” shall mean the $0.00001 par value common stock of the Company issuable pursuant to Section 2 below

(c)
“Consideration” shall mean the amount of money paid by each Lender who funds his, her or its Loan with cash, or the value of services rendered by the Lender should the Company agree to accept services in lieu of cash.

(d)	“Initial Closing Date” shall be the initial closing date of the first Loan accepted by the Company.

(e)	“Knowledge” shall mean the actual knowledge of any officer of the Company.

(f)	“Maturity Date” shall mean August 31, 2013.

(g)
“Majority Holders” shall mean the holders of Notes which in the aggregate represent in excess of 50% of the outstanding principal amount of all of the Notes that are issued and outstanding at any one point in time..

(h)
“Memorandum” shall mean the offering materials provided to each Lender, and are comprised of this Agreement (including all exhibits) and such other offering materials if any as the Company shall provide to the Holders of the Notes.

(i)	“Notes” shall mean the one or more promissory notes issued to each Lender pursuant to Section 2 below, the form of which is attached hereto as Exhibit A.

(j)
“Securities” shall mean with respect to each Note issued: (i) the Note; and (ii) a Warrant to purchase 2  shares of Common Stock of the Company at $0.50 per share for each $1.00 of principal amount represented by the Note in question.

(k)
“Stock” shall mean all (i) shares of Common Stock or preferred stock held by stockholders from time to time, (ii) shares of Common Stock subsequently held by transferees of the stockholders who acquire them in one or more transfers, and (iii) securities of the Company or any of its Subsidiaries issued in exchange for, upon conversion of, upon reclassification of, or as a distribution in respect of any of the foregoing.  For purposes of this Agreement, “Stock” shall include Common Stock purchasable upon exercise of outstanding exercisable options, warrants and other rights to purchase Common Stock.  For purposes of this Agreement, when calculating the percentage of Stock held by any holder, such calculation shall give effect to any stock splits, distributions, combinations or other recapitalization events involving the Stock

(l)
“Registration Statement” shall mean the S-1 Registration Statement filed by the Company on August 23, 2012 with the Securities & Exchange Commission (with respect to the registration for resale of the outstanding shares designated therein) and all amendments and supplements thereto..

(m)	“Subsidiary” means each corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by the Company.

(n)
Transfer” shall mean, in the context of a transfer of Stock, the sale, assignment, pledge, hypothecation, transfer or other disposition (voluntarily or involuntarily, by gift or otherwise, and whether as security or otherwise) by a stockholder of all or a portion of its Stock.  For purposes of this definition, a “transfer” of Stock includes (i) the sale, assignment, pledge, hypothecation, transfer or other disposition (voluntarily or involuntarily, by gift or otherwise, and whether as security or otherwise) of an equity interest in any Person substantially all of the assets of which consist, directly or indirectly, of Stock, or (i.) the merger or consolidation of a stockholder, or of any Person referred to in clause (i), with another Person

(o)
“Unit” shall mean a $25,000 investment Unit comprised of a Note issued by the Company in the original principal amount of $25,000 plus a Warrant to purchase up to 50,000 shares of Common Stock at $0.50 per share and expiring August 31, 2019.

(p)
“Warrant” shall mean each warrant issued as part of the Units, to purchase 2 shares of Common Stock for each $1.00 of principal amount of Note issued hereunder, exercisable at $0.50 per share and expiring August 31, 2019..

2.
Terms of the Notes and Stock.  In return for the Consideration provided by each Lender, the Company shall sell and issue to such Lender on the later of the Initial Closing Date or the date of provision by such Lender of the Consideration to the Company one or more Notes in the principal amount equal to the dollar amount set forth below the Lender’s name on the signature page of this form of Agreement executed by such Lender (the aggregate principal amount so sold being the “Aggregate Note Amount”), bearing simple interest at ten percent (10%) per annum.  Effective as of the date of issuance of the Lender’s Note, the Company shall issue a Warrant (in the form attached as Exhibit B) to the Lender in question to purchase 2 shares of Common Stock (at $0.50 per share) for each $1.00 of principal amount of the Note.  Notwithstanding anything to the contrary contained herein, should a prospective Lender agree to provide services of a value of up to the subscription amount from such Lender, then the Company shall have the right in its discretion to issue one or more Notes (and the corresponding Warrants) to such Lender in the subscription amount for such services.

3.
Closing.  Each closing for the purchase of the Securities shall take place at the offices of the Company on the later of the Initial Closing Date or the date of counterpart execution of this Agreement and the attached form of Purchaser Questionnaire by the Lender in question (and provision of the Consideration by such Lender), or at such other time and place as the Company shall determine.  At each Closing with a particular Lender, such  Lender shall deliver the Consideration to the Company and the Company shall deliver to such Lender one or more executed Notes and Warrants to purchase Common Stock in return for the respective Consideration provided to the Company.

4.
Use of Consideration. Subscription proceeds from the Notes shall be available for immediate use by the Company upon delivery of the Consideration.  Interest shall accrue on the Notes effective as of the later of the Initial Closing Date or the date of the Lender’s funding of the Note in question.  The obligations of the Company with respect to the Notes are collectively referred to as the “Obligations,” which are unsecured obligations.

5.	Representations and Warranties of Company. In connection with the transactions provided for herein, Company hereby represents and warrants to the Lenders that:

5.1
Organization, Good Standing and Qualification.  The Company is a corporation validly existing, and in good standing under the laws of the state of its formation as set forth in the preamble hereof and has all requisite corporate power and authority to carry on its business as now conducted.

5.2
Authorization.  All corporate action has been taken on the part of the Company, its shareholders, officers, and directors necessary for the authorization, execution, delivery and performance, of this Agreement, the Notes and the Warrants.  Except as may be limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights, the Company has taken all corporate action required to make all of the obligations of the Company reflected in the provisions of this Agreement, the Notes and Warrants.

5.3
Compliance with Other Instruments.  Neither the authorization, execution and delivery of this Agreement or the Notes or the Company Common Stock will constitute or result in a default or violation of any law or regulation applicable to the Company or any term or provision of the Company’s current Articles of Incorporation, Bylaws or any material agreement or instrument by which it is bound or to which its properties or assets are subject.

5.4
Valid Issuance.  The Common Stock issuable upon provision of Consideration by such Lender to the Company for the Notes, will be, when transferred to the Lenders or issued in accordance with the terms of this Agreement, duly and validly issued, fully paid and non-assessable and, based in part upon the representations and warranties of the Lender in this Agreement, will be issued in compliance with all applicable federal and state securities laws.

5.5
No Violation.  The Company is not in violation of any order of any court, arbitrator or governmental body, material laws, ordinances or governmental rules or regulations (domestic or foreign) to which it is subject, except for violations that would not have a materially adverse effect on the Company’s business or properties.

5.6
Arms’ Length Transactions.  The transactions evidenced by this Agreement and the Notes and the other documents and instruments delivered in connection herewith or therewith (a) are the result of arms’ length negotiations between the Lenders, on the one hand, and Company on the other hand, (b) are made on commercially reasonable terms and (c) are undertaken by the Company without any intent to hinder, delay or defraud any entity to which the Company is or may become indebted

6.
Representations and Warranties of the Lenders.  In connection with the transactions provided for herein, each Lender hereby represents and warrants  to Company (with respect to the representing Lender) that:

6.1
Authorization.  This Agreement constitutes such Lender’s valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights and (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies.  Each Lender represents that the execution, delivery and performance of this Agreement has been duly authorized and approved by such Lender.

6.2
Purchase Entirely for Own Account.  Such Lender acknowledges that this Agreement is made with Lender in reliance upon such Lender’s representation to Company that the Notes and corresponding Warrants issuable to the Lender for the Consideration will be acquired for investment for such Lender’s own account, as principal and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Lender has no present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this Agreement, each Lender further represents that such Lender does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities.  Nothing herein shall prohibit a Lender from assigning its rights and obligations under this Agreement and his, her or its Note and the other documents delivered in connection herewith to an entity that is a subsidiary, the parent, or an affiliate of the Lender (which assignment shall not require the consent of the Company or any other Lender).

6.3
Disclosure of Information.  Such Lender acknowledges that he, she or it has received or been provided access to all the information, documents and materials he, she or it considers necessary or appropriate for deciding whether to acquire the Securities, including without limitation, this Agreement and the Registration Statement (collectively, the “Memorandum”).  Each Lender confirms that he, she or it has made such further investigation of Company as was deemed appropriate to evaluate the merits and risks of this investment.  Each Lender further represents that he, she or it has had an opportunity to ask questions and receive answers from Company regarding the terms and conditions of the offering of the Securities as well as all terms and conditions of the documents referenced in the Memorandum.

6.4
Investment Experience; State of Residence.  Such Lender is an investor in securities of companies in the development stage and acknowledges that he, she or it is able to fend for himself or itself, can bear the economic risk of his or its investment and has such knowledge and experience in financial or business matters that he or it is capable of evaluating the merits and risks of the investment in the Notes and the Securities.  If other than an individual, such Lender also represents he or it has not been organized solely for the purpose of acquiring the Securities.  The Lender’s state of residence or, if other than an individual, such Lender’s jurisdiction of formation, is set forth underneath such Lender’s name on the signature page hereto.

6.5	Accredited Investor. Such Lender is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities Act of 1933, as presently in effect (the “Securities Act”).

6.6
Restricted Securities. Such Lender understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may not be resold except through a valid registration statement or pursuant to a valid exemption from the registration requirements under the Securities Act and applicable state securities laws.  Such Lender represents that he, she or it is familiar with Rule 144 of the Securities Act, and understands the resale limitations imposed thereby and by the Securities Act and applicable state securities laws.

6.7
Further Limitations on Disposition.  Without in any way limiting the representations and warranties set forth above, such Lender further agrees not to make any disposition of all or any portion of the Securities (other than an assignment of the Lender’s rights and obligations hereunder to an entity that is a subsidiary, the parent, or an affiliate of the Lender) unless and until the transferee has agreed in writing for the benefit of Company to be bound by this Section 6 and:

(a)
There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement (and each Lender acknowledges that the Registration Statement does not cover the Notes or the Warrants); or

(b)
(i)           Lender has notified the Company of the proposed disposition and has furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition; and (ii) if reasonably requested by the Company, Lender shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act.

(c)
All transferees from such Lender agree in writing to be subject to the terms hereof, and any other agreements to which such Securities may be subject, to the same extent as if they were Lenders hereunder.

6.8
Legends.  It is understood that the certificates evidencing the Securities, or any other securities issued in respect of the Securities upon any stock split, stock dividend, recapitalization, merger, consolidation, conversion, exercise or similar event, shall bear the legends required by applicable law as well as such agreements to which such Securities may be subject, including, without limitation, legends relating to restrictions on transfer under federal and state securities laws and legends required under applicable state securities laws, as well as the following legends (and the holders of the Securities shall have the rights set forth in the legends below, as applicable):

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR REGISTERED UNDER ANY STATE SECURITIES LAWS.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (B) AN OPINION OF COUNSEL SATISFACTORY TO THE BORROWER THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT, OR (C) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), IN EACH OF CASES (A) THROUGH (C) IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.”

FOR FLORIDA RESIDENTS ONLY.  THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT PROVIDES, WHEN SALES ARE MADE TO FIVE OF MORE INVESTORS IN FLORIDA, ANY SALE MADE PURSUANT TO SECTION 517.061(11) OF THE ACT SHALL BE VOIDABLE BY SUCH FLORIDA PURCHASER EITHER WITHIN THREE DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE COMPANY, AN AGENT OF THE COMPANY OR AN ESCROW AGENT OR WITHIN THREE DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER.

6.9	Risk Factors.

(a)
Detailed Risk Factors Exist as Set Forth in the Registration Statement.  The Registration Statement contains detailed risk factors regarding an investment in the Company, the terms of which are incorporated by reference herein and made a part hereof, and some of which are also discussed below.  Each Lender acknowledges that he, she or it has been afforded an opportunity to review the Registration Statement at the SEC Edgar website and all of the risk factors contained therein, and acknowledges that investment in the Notes involves a high degree of risk that the Notes will never be repaid.

(b)
Start-Up Operations.  Investment in the Notes involves a high degree of risk.  There can be no assurances that the Company will be able to raise a sufficient amount of capital necessary to fulfill its business plan in this current financing.  The Company is accepting subscriptions based upon its business plan to use the Securities offering proceeds for working capital.

Failure to raise all of the above capital could result in failure to successfully implement the Company’s business plan.  Even if all of the capital is raised, there can be no assurances that it can be raised on a timely basis or that it will be sufficient to enable the Company to achieve profitable operations.

Because the Company, will continue to be a start-up, development stage entity, it is difficult to accurately forecast its revenues and expenses.   As a development stage entity, Company’s operations will continue to be subject to risks inherent in the establishment of a new business including, among others, efficiently deploying its capital, developing its product offerings, developing and implementing its marketing campaigns and strategies and developing awareness and acceptance of its products and services.  As with any investment in an emerging growth company, ownership of debt or capital stock (related to the shares underlying the Warrants) involves a high degree of risk and is not recommended if a Lender cannot reasonably bear the risk of a total loss of the Lender’s investment.

It should be noted that the Company has been formed through the contribution of the “Discount Coupons” domain name to the Company from a predecessor entity controlled by Charles Zitsman, which had owned the domain name for a significant period of time and was unable to successfully monetize the predecessor entity or generate meaningful revenues therefrom.  There can be no assurances that the Company will be more successful than the prior entity in generating revenues or profits.

The Company has commenced seeking to register members for its site and to date has generated nominal revenues from operations.  There can be no assurances that the Company will be able to generate sufficient revenues to support current or future operations.

(c)
The Company may need to raise additional capital.  As there is no minimum amount of Notes to be issued by the Company, it is possible that it will accept Note proceeds with insufficient amounts to satisfy all of the estimated source and use of proceeds per its business plan, which could result in default by the Company with respect to its obligations.  There can be no assurances that the Company will have access to sufficient resources to meet the obligations due with respect to the Notes or its other existing or future obligations.  Should the Company be unable to raise additional capital, it may be unable to meet its ongoing obligations.  Similarly, even if all of the above sums are raised, there can be no assurances that the Company will be able to generate sufficient revenues from its technology in order to meet its ongoing obligations.  the Company has $447,500 of debt outstanding with respect to prior debt issuances, all of which mature August 13, 2012 and for which the Company lacks the cash to repay such obligations.

(d)
Growth of Company’s Business will Result in Increased Demands on its Management and Limited Resources.  Any future growth in Company’s business will result in increased responsibility for its management and increased demands on its limited resources. As Company’s business grows, it will be required to retain qualified personnel who can expand its customer base and develop and deliver innovative solutions. Company must continue to enhance and expand its business processes, information systems and operations to accommodate this growth.  To manage future growth, Company will need to:

•	implement additional management information systems;
•	retain qualified personnel to manage its operating, administrative, financial and accounting systems;
•	maintain and expand its services and databases;
•	continue to train, motivate, manage and retain its existing employees and attract and integrate new employees;
•	develop its sales force and implement its sales strategy; and
•	maintain close coordination among its executive, information technology, accounting and finance, sales and operations organizations.

If Company is unable to manage future expansion, its ability to provide a high quality customer experience could be harmed, which would damage its reputation and substantially harm its business and, therefore, its results of operations and financial condition.

(e)
Increased Competition Could Materially Affect the Ability to Generate Revenues.  Many companies currently compete in the marketplace for the issuance and sale of discount coupons. These competitors may have an advantage over the Company in terms of name recognition, sales and marketing expertise, and also have greater capital resources.  There can be no assurance that competitors will not be more successful in bringing their competing technologies and advertising strategies to market or in development of new technologies that are substantially comparable to or superior to the technologies in favor of Company.  If these competitors should develop such products and services or other offerings similar to those provided by Company and offer such products or services on a less expensive basis or through advertising channels that do a better job of reaching the coupon issuer or the ultimate consumer, this could adversely impact Company’s business prospects.

(f)
Issues Associated with Patent Protection and Infringement.  Although, certain aspects of the Company’s’ business may be protectable under applicable intellectual property laws, there are no patents presently associated with the business and there are no significant barriers to entry to other companies entering into the discount coupon space.

(g)
Key Management Issues.  Company’s success will depend to a significant degree upon the continued services of key management including Steven “Pat” Martin and Chuck Zitsman.  It should be noted that the Company will need to hire additional technical and marketing personnel to assist the Company in the successful marketing and implementation of its technology as well as roll out of its coupon offering to additional prospective merchants and end users.  In the event any of these persons voluntarily terminate their employment with Company, it could have a material adverse effect on its implementation of its business plan.  Additionally, there is no key man insurance in place.   As the business of the Company evolves, it will be critical to bring certain of these persons on as full-time employees of the Company.  Should the Company be unable to hire critical personnel on a full time basis, it will run the risk that certain key personnel will not be dedicated to its operations. and that it may be unable to scale its operations even if the core business is successful.  It should also be noted that Mr. Martin filed for personal bankruptcy within the past 5 years.  In addition, approximately 20 years ago, Mr. Zitsman filed for personal bankruptcy.  Neither gentleman had sought bankruptcy protection prior to or since the aforesaid filings..

(h)
Offering Price of Notes is Arbitrary.  The offering price for the Notes (and including the corresponding Warrants was determined arbitrarily by the Company based upon its assessment of its business and growth plans, and other factors deemed relevant by the Company.  The offering price is not necessarily related to the asset value, net worth or any other established criteria of value of the Company.  There will be substantial dilution to investors in the Notes offering as a result of the currently outstanding shares of the Company and the shares to be issued in connection with any subsequent financing by the Company.

(i)
There is no Public Market for the Company’s Stock.  There is no public market for the Common Stock of the Company.  The Securities have not been registered for sale under the Securities Act of 1933, as amended, and the Company is under no obligation to register such securities or to assist a holder in complying with any exemption from the registration provisions of such Securities Act.  Therefore, investors’ liquidity would be subject to sale of the Securities pursuant to Rule 144 or an appropriate exemption from the Securities Act.

(j)
No Cash Dividends.  The Company has not paid any cash dividends on its Common Stock. For the foreseeable future, it is anticipated that earnings, if any, which may be generated from Company’s current and proposed operations will be used to finance the growth of the Company and that dividends will not be paid to holders of Common Stock.

(k)
Investors will Experience Dilution.  The Company may effect a subsequent equity financing to be comprised of capital stock or debt with equity features such as convertibility to common stock and/or warrants or other forms of equity participation (a “Subsequent Financing”).  Any Subsequent Financing may be at terms less favorable than the current offering and could result in significant dilution to existing investors.

(l)
Management has Significant Discretion in Source and Use of Proceeds.  The Company’s management will have broad discretion over the use of the offering proceeds.  The Company’s management will determine, with its Board of Directors, but without the need for stockholder approval, how to allocate a significant portion of these proceeds. If it does not wisely allocate the proceeds, its business plan could be seriously impacted.  The Company may pursue the Subsequent Financing.  If such funding is not available on terms or conditions favorable to the Company, if at all, the Company’s results of operations and financial condition could be materially adversely impacted.

7.	Defaults and Remedies.

7.1	Events of Default. The following events shall be considered Events of Default with respect to each Note:

(a)	Company shall default in the payment of any part of the principal or unpaid accrued interest on any Note after the Maturity Date (or at any earlier date fixed by acceleration or otherwise);

(b)
Company shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition for bankruptcy, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting the material allegations of a petition filed against the Company in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Company, or all or any substantial part of the properties of the Company, or its respective directors, managers, officers or majority members  or shareholders shall take any action looking to the dissolution or liquidation of the Company;

(c)
Within sixty (60) days after the commencement of any proceeding against Company seeking any bankruptcy, reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or within sixty (60) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated; or

(d)	The Company shall liquidate its assets, dissolve or sell all or substantially all of its assets.

7.2
Remedies.  Upon the occurrence of an Event of Default under Section 7.1 hereof, at the option of the Holder of the Note in default, the entire unpaid principal and accrued and unpaid interest on such Note, and all other amounts owing under this Agreement shall, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived, be forthwith due and payable, and the Holder of the Note in default may, immediately and without expiration of any period of grace, enforce payment of all amounts due and owing under such Note and exercise any and all other remedies granted to it at law, in equity or otherwise; provided, however, that if any Event of Default occurs under Sections 7.1(b) or 7.1(c), all unpaid principal and accrued and unpaid interest on such Note, and all other amounts owing under this Agreement, shall automatically become immediately due and payable

8.	Restrictions on Transfer; Transfers Prohibited.

8.1
Restrictions on Transfer.  The restrictions on transfer set forth in this Section 8 shall apply until the Company has registered as a publicly reporting company under the Securities & Exchange Act of 1934 (“1934 Act”).  All references in Sections 8 and 9 to “Lender” shall include any successor in interest to any of the Stock previously owned by a Lender hereunder (or his or its successors), and shall be subject to the same terms and conditions as if the original Lender still held such Stock.

8.2
Transfers Prohibited.  No Lender shall transfer all or any part of the shares of Stock now or hereafter owned by him except as otherwise expressly permitted under the terms of this Agreement.  The Company shall not (i) transfer on its books any shares of Stock which shall have been transferred in violation of any of the provisions set forth in this Agreement, or (ii) treat as the owner of or pay dividends to any transferee to whom any shares of Stock shall have been transferred in violation of any of the provisions of this Agreement.

9.	Miscellaneous.

9.1
Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties, provided, however, that Company may not assign its obligations under this Agreement without the written consent of the affected Lender (which shall not be unreasonably withheld), and, except as specified in the proviso at the end of this sentence, no Lender may, without the written consent of the Company (which shall not be unreasonably withheld), assign all or any portion of a Note to any person or entity, provided, however, that a Lender may assign its rights and obligations under this Agreement, the Note, and any documents delivered in connection therewith to an entity that is a subsidiary, the parent, or any affiliate of the Lender (which assignment shall not require the consent of the Company or any other Lender).  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9.2
Governing Law.  This Agreement and the Notes shall be governed by and construed under the laws of the State of Florida as applied to agreements among Florida residents, made and to be performed entirely within the State of Florida.  Any action to enforce this Agreement or any of the rights or obligations hereunder shall be litigated by bench trial, with all parties hereto waiving their right to trial by jury.

9.3
Counterparts.  This Agreement, and any of the other agreements, documents and instruments contemplated hereby, may be executed in two or more counterparts, whether by original, photocopy, facsimile or email pdf, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed signature page to this Agreement and any of the other agreements, documents and instruments contemplated hereby, by facsimile transmission shall be effective as delivery of a manually signed counterpart hereof or thereof.

9.4
Titles and Subtitles; Recitals.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.  The recitals set forth in the forepart of this Agreement are incorporated by reference herein and made a part hereof as if fully rewritten.

9.5
Notices.  All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given:  (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not so confirmed, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 9.5):

If to the Company:	Discount Coupons Corporation. Attention: Steven P. Martin, President 475 Bluff View Drive Bellaire Bluff, FL 33770

with a copy to:

Shefsky & Froelich Ltd. Attention: Mitchell D. Goldsmith, Esq. 111 East Wacker Drive - Suite 2800 Chicago, IL 60601

If to Lenders:	At the respective addresses shown on the signature page hereof.

9.6
Expenses.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.  Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

9.7
Entire Agreement; Amendments and Waivers; Counsel.  This Agreement and the Exhibits hereto and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersedes in its entirety any prior rights that a Lender may have had with respect to any prior loan agreement. Company’s agreements with each of the Lenders are separate agreements, and the sales of the Notes to each of the Lenders are separate sales.  .  Any waiver or amendment effected in accordance with this Section 9.7 by a Lender shall be binding upon that Lender and the Company and any subsequent holder of that amended Note or Securities purchased under this Agreement at the time outstanding.  Each Lender has been advised by Shefsky & Froelich Ltd. (“SF”) that: (i) in preparation of this Agreement it has acted as counsel solely on behalf of the Company and not on behalf of any of the Lenders; (ii)) it has advised each of the Lenders to retain separate counsel with respect to the subject matter of this Agreement and it may provide services in the future to one or more of the Lenders with respect to matters unrelated to this Agreement; and (iii) the Illinois Code of Professional Responsibility requires SF to advise the Lenders of this conflict of interest and to obtain the consent of the Company and of the Lenders to SF’s representation of the Company with respect to this Agreement and future matters.  By execution of this Agreement each Lender consents to SF’s representation of the Company as aforesaid and further acknowledges and agrees that in the event of a dispute in the future between Company and any of the Lenders, each of the Lenders agrees that it will not take any action to preclude SF from representing Company in the future.

9.8
Effect of Amendment or Waiver.  Each Lender acknowledges that by the operation of Section 9.7 hereof, each Lender will have the right and power to diminish or eliminate all rights of such Lender under this Agreement and the Securities issued to such Lender.

9.9
Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.  This Agreement shall be binding upon each Lender with respect to his, her or its rights and obligations with respect to the Company irrespective of whether any of the other Lenders execute counterpart copies of this Agreement.

9.10
Exculpation Among Lenders.  Each Lender acknowledges that he, she or it is not relying upon any person, firm, corporation or stockholder, other than the Company and its officers and directors in their capacities as such, in making its investment or decision to invest in the Company.  Each Lender agrees that no other Lender nor the respective controlling persons, officers, directors, partners, agents, stockholders or employees of any other Lender shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase and sale of the Securities.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Discount Coupons Corporation Note Purchase Agreement as of the date first above written.

COMPANY:	LENDERS (each to sign below, individually):

Discount Coupons Corporation
(Signature)
By:
Its:
(Second Signature if Joint or Co-Tenant)
Date of Acceptance:______________, 201_

(Print Name(s))

Amount:
$ (Cash) (If Services, denote terms:

)

Address:

Social Security # or FEIN:
Second # if Joint or Co-Tenant:
Email Address:
Date of Execution:______________, 201_

* Be sure to complete Questionnaire on following pages.

1220712_3

DISCOUNT COUPONS CORPORATION
PURCHASER QUESTIONNAIRE FOR 2013 NOTE PURCHASE AGREEMENT

Purchaser Information

Name of Individual or Entity:

Federal Tax ID or Social Security Number:

Marital Status (Natural Persons):		Date of Birth or Organization:

Citizen of or State of Organization:

Principal Address
(Street)

(City)	(State)	(Zip)

Telephone Number:
E-Mail Address:

Mailing Address:
(if different)	(Street)

(City)	(State)	(Zip)

Co-Purchaser Information

Name of Individual or Entity:

Federal Tax ID or Social Security Number:

Marital Status (Natural Persons):		Date of Birth or Organization:

Citizen of or State of Organization:

Principal Address
(Street)

(City)	(State)	(Zip)

Telephone Number:
Email Address:

Mailing Address:
(if different)	(Street)

(City)	(State)	(Zip)

Indicate Type or Ownership:

☐	Individual	☐	Keogh Plan
☐	Tenants by the Entireties(1)	☐	Trust
☐	Joint Tenants with Rights of Survivorship(1)	☐	Partnership
☐	Community Property(1)	☐	Limited Liability Partnership
☐	Tenants in Common(1)	☐	Corporation
☐	Individual Retirement Account (IRA) (1) (Signature of Custodian also required)	☐	Pension Plan
☐	Uniform Gift to Minors Act
State:

Custodian’s Name:

Minor’s Name:
___________________
(1)	Two (2) or more signatures required.

1.	Occupation:

Employer and Position:

How Long?

Business and Professional Education:
Date of
	School		Major Subject	Degree	Attendance

2.
Please describe briefly the principal positions you have held during the last ten years or since graduation from the above schools.  (Indicate employer, title, principal responsibilities and years of service.)

3.	(a)	The subscriber’s gross income as evidenced by federal income tax returns for applicable years:
With
				Individual	Spouse
		(i)	in 2010 was in excess of	$	$
		(ii)	in 2011 was in excess of	$	$
		(iii)	in 2012 is expected to be in excess of	$	$
(Note: if executed in 2013, then numbers in (i), (ii) and (iii) above are for 2011, 2012 and 2013, respectively.

(b)	The subscriber’s net worth, or joint net worth with the subscriber’s spouse, is in excess of (exclude the value of home, home furnishings and automobiles):

$

(c)	The subscriber’s net worth, or joint net worth with the subscriber’s spouse, is in excess of (exclude the value of home, home furnishings and automobiles):

$

(d)
The current value of my liquid assets (cash, marketable securities, cash surrender value of life insurance and other items easily convertible into cash) is sufficient to provide for my current needs and possible personal contingencies:

	YES	NO

4.	Based upon the foregoing, which of the following categories, if any, constitutes you as an Accredited Investor?

[Initial One]

I have a present net worth (excluding home, home furnishings and automobiles) either jointly with spouse or individually in excess of $1,000,000.

I have had an individual income (not including income of spouse) during the past two calendar years in excess of $200,000, or joint income with my spouse in excess of $300,000, and I reasonably expect to have income in excess of $200,000 (or joint income with my spouse in excess of $300,000) during this current calendar year.

Other (for entity investors, either all beneficial owners meet one of the above tests, or entity has $5,000,000 or more of assets).

None of the above. I am a non-accredited investor and I have net worth inclusive of home, home furnishing and automobiles of not less than five times the dollar amount of my investment.

5.	I have previously participated in any of the following types of investment:

		YES	NO
	Stocks	☐	☐
	Bonds	☐	☐
	Real Estate Limited Partnerships	☐	☐
	Oil and Gas Limited Partnerships	☐	☐
	Other Tax Shelters	☐	☐
	Other Private Placements of Securities	☐	☐

6.	I (the partnership, corporation, trust or estate) consider(s) myself (itself) to be an experienced and sophisticated investor.

	YES	NO

7.
I (the partnership, corporation, trust or estate) alone or with my (its) Purchaser Representative have (has) such knowledge and experience in financial and business matters that I (the partnership, corporation, trust or estate) am (is) capable of evaluating the risks and merits of this investment and feel(s) that I (it) can afford the loss of my (its) investment in the Units.

	YES	NO

[NOTE:  SIGNATURES SHOULD CONFORM WITH
THOSE USED IN SUBSCRIPTION AGREEMENT]

If an INDIVIDUAL OR JOINT TENANCY or CO-TENANCY, complete the following:

Print Name of Individual or Joint or Co-Tenant	Print Name of Second Joint or Co-Tenant

Signature of Individual or Joint or Co-Tenant	Signature of Second Joint or Co-Tenant

Date:	Date:

If a PARTNERSHIP, CORPORATION, TRUST OR OTHER ENTITY, complete the following:

Print Name of Entity

By:	Date:
Authorized Signatory

Title:

If an INDIVIDUAL RETIREMENT ACCOUNT, complete the following:

Print Name of Beneficiary

By:		Date:
Authorized Signatory

Title:

By:		Date:
Signature of Custodian

1220712_3

EXHIBIT A

THIS NOTE AND THE SECURITIES ISSUABLE IN CONNECTION HEREWITH HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR REGISTERED UNDER ANY STATE SECURITIES LAWS.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (B) AN OPINION OF COUNSEL SATISFACTORY TO THE BORROWER THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT, OR (C) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), IN EACH OF CASES (A) THROUGH (C) IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

DISCOUNT COUPONS CORPORATION 10% PROMISSORY NOTE

$	______________, 201_

FOR VALUE RECEIVED, Discount Coupons Corporation, a Florida corporation (“Company” or “Borrower”), whose address is 5584 Rio Vista Dr., Clearwater, FL 33760  hereby promises to pay to the order of __________________________________________(the “Lender” or “Holder”), the principal sum of ___________________________ Dollars ($_________), together with interest thereon from the date of this  promissory note (the “Note”).  Simple interest shall accrue on the principal balance of this Note at ten percent (10%) per annum.  The principal and accrued interest shall be due on August 31, 2013 (the “Maturity Date”).  Following the Maturity Date, the principal balance of this Note shall bear simple interest at ten percent (10%) per annum.

This Note is one of the Notes issued pursuant to the 2012 Note Purchase Agreement dated as of August 28, 2012, pursuant to which this form of Note is attached as an exhibit (“Purchase Agreement”), and capitalized terms not defined herein shall have the meaning set forth in the Purchase Agreement.

1.           Payment.  All payments shall be made in lawful money of the United States of America at the principal office of the Company, or at such other place as the holder hereof may from time to time designate in writing to the Company.  Payment shall be credited first to Costs (as defined below), if any, then to accrued interest due and payable and any remainder applied to principal.  Prepayment may be made in whole or part without penalty.  In connection with the delivery, acceptance, performance or enforcement of this Note, Borrower hereby waives demand, notice, presentment, protest, notice of dishonor and other notice of any kind, and assents to extensions of the time of payment, release, surrender or substitution of security, or forbearance or other indulgence, without notice.  Borrower agrees to pay all amounts under this Note without offset, deduction, claim, counterclaim, defense or recoupment, all of which are hereby waived.

2.           Amendments and Waivers; Resolutions of Dispute; Notice.  The amendment or waiver of any term of this Note, the resolution of any controversy or claim arising out of or relating to this Note and the provision of notice shall be conducted pursuant to the terms of the Purchase Agreement.

3.           Successors and Assigns.  This Note applies to, inures to the benefit of, and binds the successors and assigns of the parties hereto; provided, however, that, except as specified in Section 6.2 of the Purchase Agreement, the Borrower may not assign its obligations under this Note without the written consent of the Holder of the Note in question (which shall not be unreasonably withheld), and the Lender may not, without the prior written consent of the Company (which shall not be unreasonably withheld), assign all or any portion of this Note to any person or entity.  Any transfer of this Note may be effected only pursuant to the Purchase Agreement and by surrender of this Note to the Company and reissuance of a new note to the transferee, who agrees in writing in form satisfactory to Lender to be bound by the terms of the Purchase Agreement.  The Lender and any subsequent holder of this Note receives this Note subject to the foregoing terms and conditions, and agrees to comply with the foregoing terms and conditions for the benefit of the Borrower and any other Lenders.

4.           Officers and Directors not Liable.  In no event shall any officer or director of Borrower be liable for any amounts due and payable pursuant to this Note.

5.           Expenses.  Borrower hereby agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys’ fees and legal expenses, incurred by the Holder (“Costs”) in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by declaration or otherwise.  Borrower agrees that any delay on the part of the Holder in exercising any rights hereunder will not operate as a waiver of such rights.  The Holder shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies, and no waiver of any kind shall be valid unless in writing and signed by the party or parties waiving such rights or remedies.

6.           Governing Law.  This Note shall be governed by and construed under the laws of the State of Florida as applied to other instruments made by Florida residents to be performed entirely within the State of Florida.  Any dispute with respect to this Note shall be litigated in the state or federal courts situated in the county containing or closest to St. Augustine, Florida.

7.           Approval.  Borrower hereby represents that it has approved execution of this Note based upon a reasonable belief that the principal provided hereunder is appropriate for its immediate financing objectives and financial situation, as described more fully in the Purchase Agreement. In addition, Borrower hereby represents that it intends to use the principal of this Note primarily for the operations of its business (working capital), and not for any personal, family or household purpose.

8.           Conversion.  Holder shall have the right to convert the any or all of the principal balance of this Note and any or all of the accrued, unpaid interest with respect to this Note into Common Stock of the Company at a purchase price of $0.50 per share provided Borrower delivers notice of conversion to the Company (“Conversion Notice”) in the form attached hereto as Exhibit 1, duly executed and designating the amount of principal and/or interest to be converted, together with the original of this Note (or such other documentation in lieu thereof acceptable to the Company) within 10 days following the delivery by the Company of notice to Borrower that the registration statement of the Company filed on August 23, 2012 with the Securities & Exchange Commission (“SEC”), as amended from time to time, has been declared effective by the SEC (such notice by the Company being the “Effectiveness Notice”).  The date of delivery of the Effectiveness Notice or the Conversion Notice, as the case may be shall be: (i) if delivered in person, the date delivered to the party entitled to notice; (ii) if delivered by courier, the date of delivery of the notice by the courier to the address of the party entitled to notice at the address set forth on the signature page of the Purchase Agreement in the case of Holder, or the address of the Company set forth above in the case of the Company, or such other address as the party entitled to notice shall deliver by written notification to the other party (“Address”); and (iii) if delivered by mail shall be three days after deposited in the U.S. Mail via certified or registered mail, postage prepaid, addressed to the party entitled to notice at his, her or its Address.  Should Holder fail to deliver the Conversion Notice within 10 days following the date of delivery of the Effectiveness Notice, the conversion rights granted hereunder shall lapse.

IN WITNESS WHEREOF, Borrower has executed this Note on the day and year first above written.

BORROWER:

Discount Coupons Corporation

By:
Its:

1220712_3

EXHIBIT 1
CONVERSION NOTICE

Dated:	, 201__

The undersigned (“Holder”) hereby surrenders the within Convertible Promissory Note (“Note”) for conversion of the following amounts owing with respect to the Note into shares (“Conversion Shares”) of Common Stock of Discount Coupons Corporation (“Company”) based upon a purchase price of $0.50 per Conversion Share:

Check one of the following and complete blanks if checking Option No. 2:

☐	1.
One hundred percent (100%) of the outstanding principal amount of the Note plus One hundred percent (100%) of the accrued, unpaid interest owing on the Note through the date of delivery of this Conversion Notice to the Company (with the amount allocable to any fractional share to be refunded to Holder in cash); or

☐	2.
$___________ of principal amount; and $___________ of accrued, unpaid interest through the date of delivery after Conversion Notice (or the maximum amount convertible with respect to the Note if less than the designated amount), with any undesignated amount to be returned to Holder at the Company’s option either in cash or by delivery of a new promissory note having substantially identical terms as the Note, except for the principal amount equal to the unconverted portion of the principal and interest on the original Note, maturing August 31, 2013 and without conversion right.

In the event the Holder has lost the original Note or it has been destroyed, the Holder agrees to indemnify and hold harmless the Company from and against all loss and liability it may incur, including, but not limited to, legal fees and costs as a result of any person or entity making demand for payment against the Note and further agrees to provide such form of bond or other collateral as the Company require as a condition to delivery of the certificates for the shares issued pursuant to this Conversion Notice.

Holder hereby acknowledges that he/she/it understands that the Conversion Shares:  (i) will not be registered under the Securities Act of 1933, as amended (the “Act”); and (ii) may not be resold except in accordance with the requirements of the Act, including Rule 144 thereunder, if applicable.  Holder further consents to the placing of restrictive legends on the certificate(s) for the Conversion Shares.  Holder directs that the Conversion Shares be sent to the address set forth below:

Holder:		Address:
[Print Name]

By:
[Signature]

[Title (if applicable)]

Original Principal Balance of Note: $

1220712_3

EXHIBIT B

FORM OF WARRANT

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED BY THE HOLDER HEREOF FOR ITS OWN ACCOUNT FOR INVESTMENT WITH NO INTENTION OF MAKING OR CAUSING TO BE MADE A PUBLIC DISTRIBUTION OF ALL OR ANY PORTION THEREOF.  SUCH SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

No.	8/2012-__	__________, 2013
St. Augustine, Florida

DISCOUNT COUPONS CORPORATION
FORM OF WARRANT TO PURCHASE

$0.50 PER COMMON SHARE

Void after January 7, 2020, Unless Extended

Discount Coupons Corporation, a Florida corporation (the “Company”), hereby certifies that, for value received, __________________________________ (including any successors and assigns, “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time before 5:00 PM Eastern time, on January 7, 2020 (the “Expiration Date”), fully paid and nonassessable shares of the Company’s $0.00001 par value Common Stock (the “Warrant Shares”) under the terms set forth herein.

1.           Number of Warrant Shares; Exercise Price.  This Warrant shall evidence the right of the Holder to purchase up to ________________Warrant Shares (which number of Warrant Shares will remain fixed and is not subject to any adjustment except as provided in Section 5 below) at an initial exercise price per Warrant Share of $0.50 per share (the “Exercise Price”), subject to adjustment as provided in Section 5 below.

2.           Definitions.  As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

(a)           The term “Common Stock” shall mean the common stock, par value $0.00001, of the Company.

(b)           The term “Company” shall mean Discount Coupons Corporation, a Florida corporation, and shall include any company which shall succeed to or assume the obligations of the Company hereunder.

(c)           The term “Corporate Transaction” shall mean (i) a sale, lease transfer or conveyance of all or substantially all of the assets of the Company; (ii) a consolidation of the Company with, or merger of the Company with or into, another corporation or other business entity in which the stockholders of the Company immediately prior to such consolidation or merger own less than 50% of the voting power of the surviving entity immediately after such consolidation or merger; or (iii) any transaction or series of related transactions to which the Company is a party in which in excess of 50% of the Company’s voting power is transferred, excluding any consolidation or merger effected exclusively to change the domicile of the Company and/or an effective change of the number of issued and outstanding shares of the Company (i.e., reverse or forward split).

3.           Exercise Date; Expiration.  Subject to the terms hereof, this Warrant may be exercised by the Holder at any time or from time to time before the Expiration Date.

4.           Exercise of Warrant; Partial Exercise.  This Warrant may be exercised in full or in part by the Holder by surrender of this Warrant, together with the Holder’s duly executed form of subscription attached hereto as Exhibit A, to the Company at its principal office, accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, of the aggregate Exercise Price (as determined above) of the number of Warrant Shares to be purchased hereunder (with a replacement warrant to be issued as necessary to reflect the unexercised portion of this Warrant if exercised in part and not in full).  The exercise of this Warrant pursuant to this Section 4 shall be deemed to have been effected immediately prior to the close of business on the business day on which this Warrant is surrendered to the Company as provided in this Section 4, and at such time the person in whose name any certificate for Warrant Shares shall be issuable upon such exercise shall be deemed to be the record holder of such Warrant Shares for all purposes.  As soon as practicable after the exercise of this Warrant, the Company at its expense will cause to be issued in the name of and delivered to the Holder, or as the Holder may direct, a certificate or certificates for the number of fully paid and nonassessable full shares of Warrant Shares to which the Holder shall be entitled on such exercise and, if applicable, a new warrant evidencing the balance of the shares remaining subject to the Warrant.

5.           Adjustments to Number of Warrants and Conversion Price.  The number and kind of Warrant Shares or any shares of stock or other securities which may be issuable upon the exercise of this Warrant and the Exercise Price hereunder shall be subject to adjustment from time to time upon the happening of certain events, as follows:

(a)           Splits and Subdivisions.  In the event the Company should at any time or from time to time fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of the holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock, with the entitlement for the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as the “Common Stock Equivalents”) without payment of any consideration by such Holder for the additional shares of Common Stock or the Common Stock Equivalents, then, as of such record date (or the date of such distribution, split or subdivision if no record date is fixed), the Exercise Price shall be appropriately decreased and the number of Warrant Shares for which this Warrant is exercisable shall be appropriately increased in proportion to such increase of outstanding shares.

(b)           Combination of Shares.  If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, the Exercise Price shall be appropriately increased and the number of Warrant Shares for which this Warrant is exercisable shall be appropriately decreased in proportion to such decrease in outstanding shares.

(c)           Reclassification or Reorganization.  If the Warrant Shares issuable upon the exercise of this Warrant shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a split, subdivision or stock dividend provided for in Section 5(a) above or a combination of shares provided for in Section 5(b) above, or a Corporate Transaction provided for in Section 5(d) below), then and in each such event the Holder shall be entitled to receive upon the exercise of this Warrant the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, to which a holder of the number of Warrant Shares issuable upon the exercise of this Warrant would have received if this Warrant had been exercised immediately prior to such reorganization, reclassification or other change, all subject to further adjustment as provided herein.

(d)           Corporate Transaction.  If at any time or from time to time there shall be a Corporate Transaction of the Company, the Company shall provide to the Holder not less than thirty (30) days advance written Notice of such Corporate Transaction.  In the event that as a result of the Corporate Transaction the Company shall become a wholly owned subsidiary of an entity not wholly owned by the existing shareholders and existing warrant holders and option holders of the Company immediately prior to the Corporate Transaction, then effective as of the date of such Corporate Transaction, this Warrant shall lapse.

6.           Registration Rights.  The Company shall have the right, but not the obligation to seek to register the shares underlying this Warrant; should the Company elect to do so, the Holder of this Warrant as a condition to such registration shall provide such information as is necessary to effect a registration of the shares.

7.           Replacement of Warrant.  On receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver to the Holder, in lieu thereof, a new Warrant of like tenor.

8.           No Rights or Liability as a Stockholder.  This Warrant does not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company.  No provisions hereof, in the absence of affirmative action by the Holder to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder as a stockholder of the Company.

9.           No Impairment.  The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant but will at all times carry out all such terms and take all such action as may be reasonably necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment, subject to any amendment or waiver as permitted pursuant to Section 10(e).

10.           Miscellaneous.

(a)           Transfer of Warrant.  The Holder agrees not to make any disposition of this Warrant, the Warrant Shares or any rights hereunder without the prior written consent of the Company.  Any such permitted transfer must be made by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto as Exhibit B to any such permitted transferee.  As a condition precedent to such transfer, the transferee shall sign an investment letter in form and substance satisfactory to the Company.  Subject to the foregoing, the provisions of this Warrant shall inure to the benefit of and be binding upon any successor to the Company and shall extend to any holder hereof.

(b)           Titles and Subtitles.  The titles and subtitles used in this Warrant are for convenience only and are not to be considered in construing or interpreting this Warrant.

(c)           Notices.  Any notice required or permitted to be given to a party pursuant to the provisions of this Warrant shall be in writing and shall be effective and deemed delivered to such party under this Warrant on the earliest of the following: (i) the date of personal delivery; (ii) two (2) business days after transmission by facsimile, addressed to the other party at its facsimile number, with confirmation of transmission; (iii) four (4) business days after deposit with a return receipt express courier for United States deliveries; or (iv) five (5) business days after deposit in the United States mail by registered or certified mail (return receipt requested) for United States deliveries.  All notices not delivered personally or by facsimile will be sent with postage and/or other charges prepaid and properly addressed to such party at the address set forth on the signature page hereto, or at such other address as such party may designate by ten (10) days advance written notice to the other party hereto.  Notices to the Company will be marked “Attention: Chief Operating Officer.”

(d)           Attorneys’ Fees.  If any action at law or in equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which such party may be entitled.

(e)           Amendments and Waivers.  Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Holder and the Company.  Any amendment or waiver effected in accordance with this Section 10(e) shall be binding upon the Holder of this Warrant (and of any securities into which this Warrant is convertible), each future holder of all such securities, and the Company.

(f)           Severability.  If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

(g)           Governing Law.  This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of Florida, without giving effect to its conflicts of laws principles.  Any dispute with respect to this Warrant shall be litigated by bench trial in the state or federal courts located closest to the executive offices of the Company by bench trial, with all rights to a jury trial waived by Holder and the Company.

(h)           Counterparts.  This Warrant may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of the date first written above.

DISCOUNT COUPONS CORPORATION

By:
Name:
Title:

Holder Information:

Name:
Title:

Address:
1220712_3

EXHIBIT A

FORM OF SUBSCRIPTION OF $0.50 WARRANT EXPIRING 1/07/2020

(To be signed only on exercise of Warrant)

To:	DISCOUNT COUPONS CORPORATION

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby irrevocably elects to purchase _____ shares of the Common Stock covered by such Warrant and herewith makes payment of $ _________, representing the full purchase price for such shares at the price per share provided for in such Warrant.

Please issue a certificate or certificates representing ________ shares in the name of the undersigned or in such other name or names as are specified below:

(Name)

(Address)

The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, all except as in compliance with applicable securities laws.

Dated:
(Signature must conform in all respects to name of the Holder as specified on the face of the Warrant)

(Print Name)

Address:

B-A-1

EXHIBIT B

FORM OF ASSIGNMENT OF $0.50 WARRANT EXPIRING 1/07/2020

(To assign the foregoing Warrant, execute this form and supply required information.  Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to:

Name:
(Please Print)

Address:
(Street)

	(City)	(State)	(Zip Code)

Date:

Holder’s Signature:

Holder’s Address:
(Street)

	(City)	(State)	(Zip Code)

NOTE:  The signature to this Form of Assignment must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

1220712_3

B-B-1